SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2003

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

000-25349	54-0251350
(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 632-0459

ITEM 5.      OTHER EVENTS

   On January 2, 2003, Hooker Furniture Corporation, a Virginia corporation (the “Company”), acquired substantially all of the assets of Cherryville, N.C.-based upholstery producer Bradington-Young, LLC for $24.5 million in cash less assumed debt, subject to a post-closing net working capital adjustment. The Company financed the entire purchase price with additional bank debt.

   The Company will operate the Bradington-Young business as a separate division. With fiscal 2002 sales of just under $50 million, Bradington-Young specializes in upscale leather reclining chairs, executive desk chairs, and motion and stationary upholstery in the upper-medium to high-end price niches. The acquisition creates a company offering case goods, occasional and upholstered furniture for the entire home including the bedroom, dining room, family room, home office and home theater with combined annual net sales of just under $300 million based on fiscal 2002 sales.

   A copy of the Company’s press release making the announcement is included as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

   (c)   Exhibits.

The following exhibits are filed as a part of this report:

2.1
Asset Purchase Agreement dated as of December 27, 2002 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2002 (SEC File No. 000-25349))

99.1	Press Release dated January 3, 2003

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister Chief Accounting Officer

Date: January 14, 2003

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EXHIBIT INDEX

Exhibit	Description
2.1
Asset Purchase Agreement dated as of December 27, 2002 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2002 (SEC File No. 000-25349))

99.1	Press Release dated January 3, 2003